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NABI BIOPHARMACEUTICALS
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                                                                    EXHIBIT 99.1



          STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned officers of Nabi Biopharmaceuticals (the "Company") hereby certify that, as of the date of this statement, the Company's annual report on Form 10-K for the year ended December 28, 2002 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and net income of the Company as of and for the year ended December 28, 2002.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.





Date: February 28, 2003                       /s/ DAVID J. GURY
                                              ---------------------------------
                                              Name:  David J. Gury
                                              Title: Chief Executive Officer




Date: February 28, 2003                       /s/ MARK L. SMITH
                                              ---------------------------------
                                              Name:  Mark L. Smith
                                              Title: Chief Financial Officer